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                                                                    Exhibit 23.3

                        Consent of Independent Auditors

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (Post-Effective Amendment No. 1 to Form S-1 Registration Statement (No. 333-79769); Post-Effective Amendment No. 2 to Form S-4 Registration Statement (No. 333-62211); Post-Effective Amendment No. 3 to Form S-4 Registration Statement (No. 333-63519) and related Prospectus of Arch Communications Group, Inc. for the registration of 42,511,985 shares of its common stock, 5,360,262 shares of its Class B common stock and 3,675,659 stock purchase warrants and to the incorporation by reference therein of our report dated February 12, 1999, except for the eighth paragraph of Note 1 and the second paragraph of Note 6, as to which the date is March 26, 1999, and the ninth paragraph of Note 1, as to which the date is April 12, 1999, with respect to the financial statements of MobileMedia Communications, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, included in Arch Communications Group, Inc.'s Current Report on Form 8-K/A dated June 3, 1999 filed with the Securities and Exchange Commission on June 24, 1999.



MetroPark, New Jersey
August 9, 1999